Exhibit 10.1

                        MINERAL CLAIM PURCHASE AGREEMENT

This Agreement made the 1st day of May, 2006

BETWEEN:

                      VISTA NORTE RESOURCES ("VISTA")
                      Amsterdam # 10
                      Chapultepec California
                      Tijuana, B.C.N., Mexico
                      A Mexican Corporation
                      ("Vista")

AND:

                      INDIGO TECHNOLOGIES, INC. ("INDIGO")
                      1135 Terminal Way, Suite # 209 Reno,  Nevada
                      89502 a Corporation incorporated in the State of Nevada ("Indigo")

WHEREAS:

A. Vista has explored certain property in the State of Sonora, Mexico, and intends to file a minimum of one Mineral Claim and a maximum of ten Mineral Claims, identified as Indigo One, consisting of copper, gold, and any other minerals, in the size of 990 Hectares (equivalent to approximately 1,000 acres) located in the District of Alamos, State of Sonora, Mexico, described in Exhibit A, "Description of Assets"; and

B. Vista warranties that the Mineral Claim(s) shall be legally filed with Secretary of Economics of the Federal Government of Mexico no later than July 31, 2006; and

C. Vista further warranties that the Claim(s) shall be free of any lien, encumbrance, joint-ownership, or prior commitment to a third party;

D. Vista wishes to sell and the Indigo desires to purchase fifty percent (50%) of the Mineral Claim(s) identified in Exhibit A and fifty percent (50%) of the common stock of Vista Norte Resources, a Mexican corporation.

NOW THEREFORE, in consideration of the premises and mutual promises, terms and conditions and other good and valuable considerations, the parties do hereby agree as follows:
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1. PURCHASE OF COMMON STOCK AND MINERAL CLAIM

     Indigo agrees to purchase fifty percent (50%) of the Mineral Claim(s) identified in Exhibit A, and fifty percent (50%) of the common stock of Vista Norte Resources, a Mexican corporation.

2. CONSIDERATION TO VISTA

     As consideration for the purchase of fifty percent (50%) of the Mineral Claim(s) described in Exhibit A, and purchase of fifty percent (50%) of the Common Stock of Vista, Indigo agrees to provide Vista with the following payments:

     2.1  Equity Consideration

          $5,000 in United States currency, payable to Vista no later than May 10, 2006.

3. TERMS AND CONDITIONS

     3.1  TERMS AND CONDITIONS RELATED TO THE GRANTS TO INDIGO

          3.11 Payment by Indigo Indigo agrees to pay Vista $5,000 in United States currency for the Mineral Claim(s) in Exhibit A, and for fifty percent of the common stock of Vista no later than May 10, 2006.

          3.12 Best Effort by Vista. Vista agrees to use its best efforts and all due diligence to record the Mineral Claims identified in Exhibit A with the Secretary of Economics of the Federal Government of Mexico no later than July 31, 2006 and also agrees to issue common shares of Vista that represent fifty percent of the issued and outstanding common stock of Vista no later than May 31, 2006;

          3.13 Representations by Vista Vista attests that it has only one class of stock and that class is common stock. Upon the issuance of common stock by Vista to Indigo that totals 50% of the issued and outstanding shares of common stock of Vista; Vista may not issue any additional shares of any class of stock without a vote of shareholders in which a majority of at least fifty one percent (51%) approve of the issuance of additional stock.

4. ADDITIONAL WARRANTIES

     4.1  VISTA'S WARRANTIES

          4.11 Lawful Corporation. Vista warranties that it is a lawful Mexican Corporation incorporated in Mexico.

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     4.2  INDIGO'S WARRANTIES

          4.11 Lawful Corporation. Indigo warranties it is a lawful U. S. Corporation incorporated in the State of Nevada.

5. DURATION AND TERMINATION

     5.1  TERMS OF AGREEMENT

          Vista and Indigo agree that this Agreement shall remain in effect in perpetuity or until termination per the terms of this Agreement.

     5.2  TERMINATION FOR CAUSE

          This Agreement may be terminated by a party of the undersigned, by serving written notice of termination to the other party, which shall become immediately effective upon the documented receipt of such notice of termination, after the occurrence of any of the following events, unless a mutual remedy is reached, by both parties of the undersigned in writing, to obviate the termination, within ninety (90) days from the date of receipt of the notice by a served party:

          5.21 a material breach or default as to any obligation, specified hereunder, by the Indigo or Vista, and the failure of the notified party to promptly pursue a reasonable remedy to cure such material breach or default; or

          5.22 the filing of a petition in bankruptcy, insolvency or reorganization by either Indigo or Vista, or by either Indigo or Vista becoming the subject to a composition for creditors, whether by law or agreement, or either Indigo or Vista going into receivership or otherwise becoming insolvent; or

          5.23 in the event of liquidation, caused by insolvency, Vista and the Indigo hereunder agree to give the first right of refusal to acquire the liquidation properties of the other, subject to the rulings of the court on this matter.

6. DISPUTE RESOLUTION

     Vista and the Indigo agree mutually hereunder to submit any and all unresolved disputes, related to this Agreement, firstly, to the American Arbitration Board (or to a licensed arbitrator mutually agreed on by both parties) and abide by the binding resolution of said arbitration. The venue, if any, of said arbitration board shall reside in the State of

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
     Nevada. Since the offices of Vista and the Indigo are situated at a considerable distance from each other, to conserve time and costs, Vista and the Indigo agree herein to conduct said arbitration by video conferencing, if permitted by the arbitrator. The non-prevailing party in said arbitration shall be responsible for the costs directly incurred by the arbitration, including but not limited to the arbitrator's fees and telecommunication fees. In addition, Vista and the Indigo agree mutually herein that any dispute arising from the Agreement is limited to the compensatory (not punitive) considerations of this Agreement, unless the disputes arise from some unanticipated factors based on criminal negligence or criminal act committed by a party, or malicious and egregious refusal to participate in the dispute arbitration by a party, in which case the ruling of a competent court with jurisdiction over the matter shall be binding. In the unlikely eventuality of the requirement of a court ruling, the venue of said court action shall reside in the State of Nevada or alternatively, in the city where the Indigo has its primary business. In said case, the ruling of a competent court, in said venue, with jurisdiction over the matter shall be binding;

7. SEVERABILITY

     If any provision of this Agreement is held in whole or in part to be unenforceable for any reason, Vista and the Indigo agree hereunder to notify the other party immediately of said unenforceable provision(s) in the Agreement, and to modify this Agreement accordingly to the benefit and consent of both parties. Furthermore, if any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

8. FORCE MAJEURE

     8.1 Either the Indigo or Vista shall be released from its obligations hereunder to the extent that performance thereof is delayed, hindered or prevented by Force Majeure as defined below, provided that the party claiming hereunder shall notify the other with all possible speed specifying the cause and probable duration of the delay or non-performance and shall minimize the effects of such delay or non-performance.

     8.2 Force Majeure means any circumstances beyond the reasonable control of the affected party;

     8.3 Without prejudice to the generality of Section 10.12a and without being thereby limited, force majeure includes any one or more of the following: acts or restraints of governments or public authorities; wars, revolution, riot or civil commotion, strikes, lockouts or other

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          industrial action; failure of supplies of power or fuel; damage to the premises  or  storage  facilities  by  explosion,  fire  ,  corrosion,
          ionizing  radiation,   radio-active   contamination,   flood,  natural
          disaster, malicious or negligent act of accident; and breakdown or failure of equipment whether of the affected party or others.

9. ENTIRE AGREEMENT, NO OTHER RELATION, COUNTERPARTS

     This Agreement contains the entire Agreement between Vista and the Indigo. No other agreement or promise made or before the effective date of the Agreement will be binding on the parties. No modification or addendum to this Agreement is valid, unless mutually endorsed and dated by both parties. Nothing contained herein shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of or on behalf of the other party, or to bind the other party in any respect whatsoever, in business outside of this Agreement. This Agreement may be executed in any number of counterparts and by a different party hereto on separate counterparts, each of which, when so executed, shall be deemed to be original and all of which, when taken together, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, Vista and the Indigo have executed this Agreement on the day and the year first above-written.





BY: /s/ Francisco Hoyos                                           Dated 5/1/06
   ---------------------------------------------                       -------
   Vista Norte Resources, a Mexican Corporation
   Francisco Hoyos, President, Director



BY: /s/ Francisco Hoyos                                           Dated 5/1/06
   ---------------------------------------------                       -------
   Indigo Technologies, Inc., a Nevada Corporation
   Francisco Hoyos, President, Director

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                                    Exhibit A
                              Description of Assets

The Indigo One Site consists of ten Mineral Claims located in the Alamos District, Sonora State, Mexico, consisting of porphyry copper deposits which are copper orebodies associated with porphyritic intrusive rocks. The Mineral Claims consist of 990 hectares located in a region with known deposits of copper, molybdenum, silver, and several other minor quantities of minerals. The location is approximately 330 kilometers SE of Hermosillo, 60 kilometers SW of Chihuahua, and 6 kilometers S of the nearest town, Las Alamos.

And common stock consisting of 50 shares of a total of 100 outstanding shares issued in Vista Norte Resources.

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